UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement

On December 11, 2020, Reed’s Inc., a Delaware corporation (“Reed’s or the “company”) entered into a Satisfaction, Settlement and Release Agreement (“Satisfaction Agreement”) with Raptor/ Harbor Reeds SPV, LLC (“Raptor”) satisfying all of its obligations to Raptor as its junior secured lender. Raptor is a related party. Daniel J. Doherty III, a director of Reed’s, is a principal and member of Raptor. The transaction was completed on December 15, 2020.

Prior to this transaction, Reed’s obligation under that certain Senior Secured Amended and Restated Subordinated Convertible Non-Redeemable Secured Note (“Subordinated Note”) dated October 4, 2018 in favor of Raptor, including accrued and unpaid interest through maturity on April 21, 2021, was approximately $5.5 million.

In full satisfaction of the Subordinated Note, including release of collateral, and termination of related junior lender documentation, Reed’s (a) paid Raptor $4,250,000 in cash, (b) issued to Raptor a 5-year warrant to purchase 1,000,000 shares of common stock, $0.0001 par value, of Reed’s (“Common Stock”) with an exercise price of $0.644 (“Satisfaction Warrant”), and (c) issued to Raptor 1,339,286 shares of Common Stock upon conversion of $750,000.00 of the Subordinated Note at the reduced per share conversion price of $0.56.

The Satisfaction Agreement includes a mutual release of liability. The Satisfaction Warrant contains customary protection for stock splits, dividends and reclassifications and provides certain rights in the event of a “Fundamental Transaction” as therein defined. Pursuant to a Registration Rights Agreement (“RRA”) dated December 11, 2020, the company also agreed to file a registration statement registering shares of Common Stock underlying the warrant for resale, provided however, sales under the registration statement may not commence until the 6th trading day after Reed’s files its Annual Report on Form 10-K for the period ending December 31, 2020 with the Securities Exchange Commission.

Reed’s senior lender, Rosenthal & Rosenthal Inc. (“Rosenthal”), a New York corporation consented to the settlement transaction subject to pay-down by Reed’s of senior credit line obligation to zero, in compliance with terms of existing financing documents, release of collateral securing the Subordinated Note and other customary requirements.

The foregoing description of the Satisfaction Agreement, Satisfaction Warrant and RRA and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s annual report on Form 10-K for the period ending December 31, 2020.

1.02 Termination of a Material Definitive Agreement

As part of the Settlement Agreement, the following junior lender transaction documents between the company and Raptor were terminated: Subordinated Note, Securities Purchase Agreement dated April 21, 2017, First Amended to Securities Purchase Agreement and Transaction Documents dated October 4 2018 and Second Lien Security Agreement dated April 21, 2017.

Item 3.02 Unregistered Sale of Equity Securities

The disclosures set forth in Item 1.01 describing the company’s issuance of the Satisfaction Warrant are incorporated herein by reference.

Issuance of the Satisfaction Warrant is not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualifies for exemption under Section 4(a)(2) of the Securities Act. The Settlement Warrant is exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities does not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, pre-existing relationship of such persons with the company, size of the offering, manner of the offering and number of securities offered. Based on an analysis of the above factors, the company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 15, 2020	By:	/s/ Thomas J. Spisak
Thomas J. Spisak
Chief Financial Officer